Exhibit 99

JOINT FILER INFORMATION

     Morgan Stanley & Co. Incorporated has designated Morgan Stanley as the “Designated Filer” for purposes of Item 1 of the attached Form 3.

Issuer & Ticker Symbol: Trump Entertainment Resorts, Inc. (DJTE)
Date of Event Requiring Statement: May 20, 2005

Signature:	/s/ Robert G. Koppenol

	By:	Robert G. Koppenol, as authorized signatory for Morgan Stanley

Signature:	/s/ Robert G. Koppenol

	By:	Robert G. Koppenol, as authorized signatory for Morgan Stanley & Co. Incorporated